Exhibit 99.1

CONDITIONAL NOTICE OF REDEMPTION TO THE HOLDERS OF THE

6.75% Notes due 2025

of Great Elm Capital Corp.

(CUSIP No. 390320 406)*

Redemption Date: October 12, 2024

NOTICE IS HEREBY GIVEN, pursuant to Section 1104 of the Indenture, dated as of September 18, 2017 (the “Base Indenture”), by and between Great Elm Capital Corp., a Maryland corporation (the “Company”), and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC) (the “Trustee”), and Section 1.01(h) of the Second Supplemental Indenture, dated as of January 19, 2018 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), that the Company is electing to exercise its conditional option to redeem, in whole, the 6.75% Notes due 2025 (the “Notes”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

Subject to the condition precedent that the Company closes its public offering of Notes due December 2029 (the “2029 Notes Offering”), after the date hereof and prior to the Redemption Date (as defined below), the Company will redeem all of the issued and outstanding Notes on October 12, 2024 (the “Redemption Date”). At the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date hereof) as the 2029 Notes Offering has been completed, or the redemption of the Notes may not occur and this notice may be rescinded if the 2029 Notes Offering is not completed by the Redemption Date or by the date to which the Redemption Date is delayed. The redemption price for the Notes equals 100% of the principal amount per Note being redeemed, or $25.00 per Note, plus the accrued and unpaid interest thereon from September 30, 2024, through, but excluding, the Redemption Date (the “Redemption Price”). The accrued interest per Note being redeemed that is payable on the Redemption Date will be approximately $0.05625.

On the Redemption Date, the Redemption Price will become due and payable to the Holders of the Notes. Interest on the Notes being redeemed will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Price with respect to such Notes, the only remaining right of the Holders with respect to such Notes will be to receive payment of the Redemption Price upon presentation and surrender of such Notes to the Trustee in its capacity as Paying Agent.

Notes held in book-entry form will be redeemed and the Redemption Price with respect to such Notes will be paid in accordance with the applicable procedures of The Depository Trust Company.

Payment of the Redemption Price to the Holders will be made upon presentation and surrender of the Notes in the following manner:

If by Mail, Hand or Overnight Mail:
Equiniti Trust Company, LLC
Operations Center, Attn: Reorganization Department
55 Challenger Road, Suite 200, Ridgefield Park, New Jersey 07660

Questions relating to this notice of redemption should be directed to Equiniti Trust Company, LLC via telephone at 1–800-937-5449.

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this notice or printed on the Notes.

Under U.S. federal income tax law, the Trustee or other withholding agent may be required to withhold twenty-four percent (24%) of any gross payment to a holder who fails to provide a taxpayer identification number and other required certifications. To avoid backup withholding, please complete a Form W-9 or an appropriate Form W-8, as applicable, which should be furnished in connection with the presentment and surrender of the Notes called for redemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service. Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption.

Date: September 12, 2024

Great Elm Capital Corp.

By: Equiniti Trust Company, LLC, as Trustee and Paying Agent